UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 7, 2012

SPARTON CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Ohio	1-1000	38-1054690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

425 Martingale Road Suite 2050
Schaumburg, Illinois	60173-2213
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 772-7866

N/A

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) The Board of Directors of Sparton Corporation (the “Company”), on August 22, 2012, approved awards of restricted stock under the Sparton Corporation 2010 Long-Term Stock Option Incentive Plan (“2010 LTIP”) to certain members of the Company’s management team including the Company’s named executive officers. The Company’s most recent proxy statement filed with the Securities and Exchange Commission on September 20, 2012 describes the 2010 LTIP and the awards granted under such plan. The proxy statement inadvertently provides the incorrect amount of $1,772,958 as the total value of the awards for fiscal year 2013. Rather, for fiscal year 2013, the Board of Directors approved total restricted shares valued at $1,396,275. It has been determined that a proxy amendment will not be filed.

On September 7, 2012, the Company’s named executive officers received the following awards under the 2010 LTIP: (i) Cary B. Wood received 42,254 shares of restricted stock, (ii) Greg Slome received 15,634 shares of restricted stock, and (iii) each of Gordon Madlock, Michael Osborne, and Steve Korwin received 9,554 shares of restricted stock. The awards were based upon the market value of the Company’s common stock as of two days after the release of the Company’s annual report on Form 10-K.

Under the 2010 LTIP, awards vest in four equal annual amounts commencing approximately one year after the awards are made. For the shares to vest, an awardee must be an employee of the Company when the annual report on Form 10-K is filed for the applicable year. The awards are performance based in that vesting is dependent upon whether a value index is achieved.

The value index is based on a formula determined by the Company’s Compensation Committee, as permitted under the 2010 LTIP, which incorporates various financial components that the Compensation Committee believes are critical to improving the long-term enterprise value of the Company and increasing shareholder value, including earnings before interest, taxes, depreciation and amortization (EBITDA), cash, outstanding debt, dividends, and the weighted average of outstanding shares of the Company’s common stock. The target value index increases in each of the four annual vesting periods based on a growth rate determined by the Compensation Committee. If the Company fails to achieve the required value index in any period, the awards allow for full vesting in subsequent years if the Company achieves certain cumulative value index targets. The general terms of the 2010 LTIP including the performance objectives are described in the Company’s proxy statement for fiscal year 2009 filed with the Securities and Exchange Commission on September 28, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPARTON CORPORATION

Dated: October 1, 2012	By:	/s/ Cary B. Wood
Cary B. Wood, President and Chief Executive Officer